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Exhibit 4.1

FINANCEMENT-QUÉBEC

U.S.$[                ] [      ]%  [                ] SERIES [      ] DUE [                ]

FORM OF FISCAL AGENCY AGREEMENT

FISCAL AGENCY AGREEMENT

  THIS AGREEMENT dated as of [                        ].

AMONG:	FINANCEMENT-QUÉBEC, as issuer,
(the "Issuer")
AND:	QUÉBEC, as guarantor,
(the "Guarantor")
AND:	JPMORGAN CHASE BANK, as fiscal agent, registrar, principal paying agent and transfer agent,
(in such capacity, the "Fiscal Agent")

        WHEREAS pursuant to an underwriting agreement (the "Underwriting Agreement"), dated [                        ], among the Issuer, the Guarantor and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston LLC, CIBC World Markets Corp., Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Putnam Lovell NBF Securities Inc., RBC Dominion Securities Corporation and Scotia Capital (USA) Inc., the Issuer has agreed to create, issue and sell U.S.$ [                        ] of [    ]% [                        ] Series [    ] Due [                        ] (the "Securities") guaranteed unconditionally by the Guarantor as to payment of principal [, premium] and interest [and any Additional Amounts (as defined below)] (the "Guarantee");

        WHEREAS the sale of the Securities pursuant to the Underwriting Agreement has taken place as described in a Prospectus Supplement dated [                        ] which contains a description of the Securities and the clearing and settlement procedures related thereto;

        WHEREAS the Securities are issuable in the form of one or more fully registered global certificates (the "Global Securities") registered in the name of Cede & Co., as nominee of The Depository Trust Company, New York ("DTC") and held by JPMorgan Chase Bank, New York, as custodian for DTC (the "Custodian"), with beneficial interests in the Securities represented, with limited exceptions, through book-entry accounts of financial institutions acting on behalf of beneficial owners thereof as direct and indirect participants in DTC;

        WHEREAS owners of beneficial interests in Securities are not, except in limited circumstances described in Section 5, entitled to receive Securities represented by individual certificates or to have Securities registered in their names; and

        WHEREAS all Securities are recorded in a register held by the Fiscal Agent (the "Register"), and are registered in the name of Cede & Co., as nominee of DTC, for the benefit of owners of beneficial interests in the Securities through the Euroclear System

("Euroclear"), Clearstream Banking, société anonyme ("Clearstream, Luxembourg") and DTC (together, the "Clearing Systems");

        NOW THEREFORE it is hereby agreed as follows:

        1.    Definitions

        Terms and expressions defined in the form of Global Security attached as Schedule A shall have the same meaning when used in this Agreement unless otherwise defined herein or unless the context otherwise requires. "Holders of Securities" or "holders" or "registered holders" refers to persons entered in the Register as registered holders of Securities.

        2.    Appointment

        The Issuer hereby appoints JPMorgan Chase Bank as its fiscal agent, registrar, transfer agent and principal paying agent in respect of the Securities upon and subject to the terms and conditions herein and therein contained and JPMorgan Chase Bank hereby accepts such appointments.

        3.    Issue of the Securities

        (1)   The Securities shall be issued in the form of one or more fully registered Global Securities registered in the name of Cede & Co., as nominee of DTC and shall be executed by the Issuer. The Global Securities will be substantially in the form attached as Schedule A, with such changes as may be agreed among the Issuer, the Guarantor and the Fiscal Agent. The Guarantee of the Guarantor shall be endorsed on the Global Securities. The aggregate principal amount of Securities to be issued and outstanding at any time in the form of the Global Securities or individual certificates issued in accordance with Section 5 (the "Certificated Securities"), shall not exceed U.S.$ [                        ], except to the extent that Securities are further issued in accordance with Section 19. Forthwith after such execution, the Global Securities shall be delivered to the Fiscal Agent and shall be authenticated by the Fiscal Agent (or by such other person as the Fiscal Agent may appoint for such purpose with the consent of the Issuer), and delivered to or to the order of the Issuer pursuant to a written direction of the Issuer.

        (2)   Owners of beneficial interests in Securities will not, except in the limited circumstances described in Section 5, be entitled to receive Securities represented by Certificated Securities or to have Securities registered in their names and will not be considered holders thereof under this Agreement. The Certificated Securities, if any, will be substantially in the form attached as Schedule A with the appropriate changes thereto, consistent with the provisions of this Agreement, as may be agreed between the Issuer and the Fiscal Agent.

        (3)   The Global Securities shall be issued and delivered only to or to the order of DTC or its successor appointed by the Issuer in accordance with Section 5(2). The Global Securities shall be in the principal amount from time to time endorsed thereon.

The Fiscal Agent shall cause DTC to establish on its book-entry Clearing System an account in the name of the Fiscal Agent, as registrar and transfer agent for the Securities (the "Fiscal Agent Segregated Account"), for the purpose of facilitating the initial distribution of Securities in accordance with procedures previously agreed to by the Issuer, the Fiscal Agent and DTC. The Fiscal Agent Segregated Account is maintained exclusively for book keeping purposes and for purposes of facilitating timely transfers of Securities, and the Fiscal Agent shall not be deemed the owner or holder of the Securities recorded therein for any purpose under this Agreement or under the terms of the Securities. The Issuer acknowledges and agrees that the Fiscal Agent Segregated Account will be subject to the agreements, rules and procedures from time to time governing DTC participant accounts (collectively the "DTC Agreements").

        (4)   So long as Cede & Co., as nominee of DTC, is the registered owner of the Global Securities and subject to applicable law, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by the Global Securities for all purposes under this Agreement and the Securities. Except as set forth below, owners of beneficial interests in the Global Securities will not be entitled to have the Securities represented by the Global Securities registered in their names, will not receive or be entitled to receive Certificated Securities and will not be considered owners or holders thereof under this Agreement or the Securities. None of the Issuer, the Guarantor or the Fiscal Agent will have any responsibility or liability for any aspect of the records of the Clearing Systems relating to or payments made by the Clearing Systems on account of beneficial ownership interests in the Global Securities or for maintaining, supervising or reviewing any records of the Clearing Systems relating to such beneficial ownership interests.

        (5)   All Securities shall be signed (either manually or by facsimile signature) by any authorized representative or representatives of the Issuer, and shall be authenticated by the manual signature of the Fiscal Agent (or by such other person as the Fiscal Agent may appoint for such purpose with the consent of the Issuer). The Guarantee of the Guarantor shall be endorsed on the Securities, and shall be signed (either manually or by facsimile signature) by any authorized official of the Guarantor.

        4.    The Register and Transfers

        (1)   The Fiscal Agent, as registrar and transfer agent of the Issuer, shall maintain at its principal corporate trust office in The City of New York, a Register for (i) registering and maintaining a record of the holdings of Securities; (ii) ensuring that payments of principal[, premium, if any,] and interest in respect of the Notes received by the Fiscal Agent from the Issuer are duly credited to Cede & Co.; (iii) registering and maintaining a record of holders of Certificated Securities in the event any are issued in the limited circumstances described in Section 5; (iv) registering transfers of Certificated Securities in the event any are issued in the limited circumstances described in Section 5; and (v) registering and maintaining a record of any further issues of Securities pursuant to Section 19 and any subsequent transfers thereof.

        In the event Certificated Securities are issued in exchange for the Global Securities under the limited circumstances described in Section 5, the Fiscal Agent shall (i) register and maintain a record of holders of Certificated Securities and (ii) register transfers of Securities among holders of Certificated Securities and between holders of Certificated Securities and participants in DTC, in accordance with such procedures as the Fiscal Agent shall deem reasonable upon consultation with the Issuer.

        (2)   The Fiscal Agent shall not be required to inquire into, or take any action in respect of, transfers of beneficial ownership interests in the Global Securities (i) within Euroclear or Clearstream, Luxembourg or between Euroclear and Clearstream, Luxembourg participants or (ii) between DTC participants.

        (3)   No service charge shall be payable by the presenter for any registration, registration of transfer or exchange of the Securities provided that the Fiscal Agent may require payment by the transferee of a sum sufficient to cover any stamp or other tax or governmental charge in connection therewith.

        (4)   The Register shall at all reasonable times be open for inspection by the Issuer and any agent of the Issuer. In the event of any discrepancy between the principal amount of the Global Securities and the aggregate holdings of Securities by Cede & Co. as shown on the Register, the holdings of Securities as shown on the Register shall prevail.

        (5)   Neither the Issuer nor the Fiscal Agent shall be required (i) to register the transfer or exchange of any Securities on any interest payment date or during a period commencing at the close of business of the New York City office of the Fiscal Agent on the 14th calendar day immediately preceding any such date and ending on such date; (ii) to register the transfer or exchange of any Securities during the period commencing at the close of business of the New York City office of the Fiscal Agent on the record date of any notice by the Issuer of any Securities to be redeemed or purchased through the date the notice of redemption or purchase is given; or (iii) to register the transfer or exchange of any Securities called for redemption unless upon due presentation thereof such Securities called for redemption shall not be redeemed.

        (6)   Subject to applicable law, the Issuer, the Fiscal Agent or any other agents of the Issuer or the Fiscal Agent shall not be charged with notice of or be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any Securities and may register the transfer of any Securities on the direction of the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

        5.    Replacement, Exchange and Transfer of Global Securities and Certificated Securities

        (1)   The Fiscal Agent, or an agent duly authorized by the Fiscal Agent, is hereby authorized from time to time in accordance with the provisions of the Securities and of this section to authenticate and deliver:

  (a)
  the Global Securities or the Certificated Securities, as the case may be, in exchange for or in lieu of the Global Securities or the Certificated Securities, as the case may be, outstanding on the Register with the same maturity and of like form which have become mutilated, defaced, destroyed, stolen or lost, provided that the applicant therefor shall have (i) paid such costs as may have been incurred in connection therewith; (ii) surrendered to the Fiscal Agent any mutilated or defaced Global Securities or Certificated Securities, as the case may be, to be replaced; and (iii) in the case of a lost, stolen or destroyed Global Securities or Certificated Securities, as the case may be, furnished the Fiscal Agent with such evidence (including evidence as to the serial number of the Global Securities or the Certificated Securities in question) and indemnity in respect thereof as the Issuer and the Fiscal Agent may require;

  (b)
  Certificated Securities in an authorized form and denomination in exchange for a like aggregate principal amount of Certificated Securities; and

  (c)
  upon any registration of a transfer, a new Global Security or, as the case may be, a new Certificated Security shall be issued to the new holder in replacement of the existing Global Security or Certificated Security thus transferred. Such new Global Security or, as the case may be, new Certificated Security, shall be duly authenticated by the Fiscal Agent.

Each new Global Security or Certificated Security authenticated and delivered upon any registration of transfer or exchange for or in lieu of the whole or any part of any Global Security or Certificated Security shall carry all the rights to interest, if any, accrued and unpaid and to accrue which were carried by the whole or such part of such latter Global Security or Certificated Security, and notwithstanding anything to the contrary herein contained, such new Global Security or Certificated Security shall be dated the date of the authentication of such Global Security or Certificated Security.

        (2)   If DTC (i) notifies the Issuer that it is unwilling or unable to continue as depositary in connection with the Global Securities or (ii) ceases to be a clearing agency registered under the United States Securities Exchange Act of 1934 at a time when it is required to be and a successor depositary is not appointed by the Issuer within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, then the Issuer will promptly make available to the Fiscal Agent a reasonable supply of Certificated Securities and will issue or cause to be issued Certificated Securities, with the Guarantee endorsed thereon, upon registration of transfer of, or in exchange for, Securities represented by the Global Securities. The Issuer shall bear the costs and expenses of printing or preparing any Certificated Securities.

        (3)   The Issuer may notify, at any time and at its sole discretion, the Fiscal Agent that all Securities represented by the Global Securities will be exchanged for Certificated Securities and, in such event, the Issuer will issue or cause to be issued

Certificated Securities, with the Guarantee endorsed thereon, upon registration of transfer of, or in exchange for, Securities represented by the Global Securities.

        (4)   Upon request by one or more owners of beneficial interests in the Global Security, after an event of default entitling the holders to accelerate the maturity of the Securities represented by such Global Security has occurred and is continuing, for the exchange, in whole or in part, of such Global Security for Certificated Securities, the Issuer shall issue or cause to be issued Certificated Securities, with the Guarantee endorsed thereon, upon registration of transfer of, or in exchange for, Securities represented by such Global Security.

        (5)   Upon any such issuance pursuant to this Section 5 of Certificated Securities in exchange for Securities represented by the Global Securities, the Fiscal Agent shall receive the Global Securities from the Custodian, shall cancel the Global Securities and shall accordingly reduce the holdings of Cede & Co. on the Register and shall receive Certificated Securities from the Issuer, which the Issuer agrees it shall promptly provide. The Fiscal Agent shall have at least 30 days from the date of its receipt of Certificated Securities and registration information to authenticate and deliver such Certificated Securities in an aggregate principal amount equal to and in exchange for the DTC participants' beneficial interests in the Securities represented by the Global Securities as of the record date for such exchange, as directed by DTC. Such Certificated Securities shall be registered in such names and in such denominations as DTC, pursuant to instructions from direct or indirect participants, shall direct and shall be delivered as directed by the persons in whose names such Certificated Securities are to be registered. All Securities represented by Certificated Securities issued upon any such issuance in exchange for the Securities represented by the Global Securities shall be valid obligations of the Issuer, shall be entitled to the same benefits under this Agreement and the Guarantee as the Global Securities and shall be so exchanged without charge to the Fiscal Agent, DTC or the transferee.

        (6)   Unless (i) the Global Securities are presented by an authorized representative of DTC to the Issuer, the Fiscal Agent or their respective agents for registration of transfer, exchange or payment, (ii) any replacement Global Securities are registered in the name of a nominee of DTC and (iii) any payment is made to such nominee, any transfer, pledge or other use of the Global Securities for value or otherwise shall be wrongful since the registered holders of Global Securities have an interest in the Securities evidenced by the Global Securities.

        (7)   The Issuer expressly acknowledges that if Certificated Securities are not promptly issued to an owner of a beneficial interest in a Global Security in accordance with the terms of this Section 5, then such beneficial owner shall be entitled to pursue any remedy pursuant to this Agreement or under the Security, with respect to the portion of the Global Security that represents such beneficial owner's interest therein as if such Certificated Securities had been issued.

        6.    Paying Agent

        The Fiscal Agent shall act as the principal paying agent for the Issuer in connection with the Securities. The Issuer [hereby appoints J.P. Morgan Bank Luxembourg S.A. as the Luxembourg paying agent and] may appoint any additional paying agents or terminate the appointment of any paying agents [except that so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Issuer will maintain a paying agent in Luxembourg.]

        7.    Payments by the Issuer to the Fiscal Agent

        (1)   The Issuer agrees to provide to the Fiscal Agent by 10:00 a.m., New York City time, on each date on which a payment of principal [(and premium, if any)] or interest [(and any Additional Amounts)] in respect of the Securities is due (each a "Payment Date") pursuant to the terms and conditions of the Securities, such amount as is required to be paid on such date in immediately available funds in U.S. dollars to an account in The City of New York designated by the Fiscal Agent.

        (2)   All monies paid to the Fiscal Agent pursuant to and for the payment of the amounts referred to in this Section 7 shall be received and held by the Fiscal Agent as agent for the Issuer and shall be applied to the payment of the appropriate U.S. dollar amounts at the time and in the manner provided in this Agreement and the Securities.

        (3)   All monies paid to the Fiscal Agent pursuant to this Agreement shall be held by the Fiscal Agent in a separate account, under arrangements agreed upon separately by the Issuer and the Fiscal Agent from the moment such monies are received until the time of actual payment, for the benefit of the holders of the Securities. The Issuer hereby authorizes the Fiscal Agent from funds so provided to it to make or cause to be made payment of the principal [(or premium, if any)] or interest [(and any Additional Amounts)] on the Securities. The Fiscal Agent shall, to the extent permitted by law, return to the Issuer any funds transferred to it for payments with respect to the Securities that are not so paid by the Fiscal Agent at the expiration of three years after the due date for payment thereof.

        8.    Payment of Securities

        (1)   The Issuer and the Guarantor shall have the right to require a holder of a Security, as a condition of payment of the principal of [and premium, if any,] or interest [and any Additional Amounts] on a Security, to deliver to the Fiscal Agent a certificate in such form as the Issuer or the Guarantor may from time to time prescribe in order to enable the Issuer or the Guarantor to determine its duties and liabilities with respect to (i) any taxes, assessments or governmental charges which the Issuer, the Guarantor, the Fiscal Agent or the paying agent may be required to deduct or withhold from payments in respect of such Security under any present or future law of Canada or Québec or any regulation thereunder and (ii) any reporting or other requirements under such law or regulation. The Issuer and the Guarantor shall each be entitled to determine its duties and liabilities with respect to such deduction, withholding, reporting or other requirements on the basis of information contained in such certificate or, if no certificate shall be presented, on the basis of any presumption created by any such law or regulation and shall be entitled to act in accordance with such determination.

        (2)   Subject to applicable law and the terms hereof, the Issuer, the Guarantor, the Fiscal Agent and any other agent of the Issuer, the Guarantor or the Fiscal Agent shall deem and treat the person whose name appears in the Register as the registered holder of a Security as the absolute owner thereof for all purposes whatsoever notwithstanding any notice to the contrary and any payment in U.S. dollars of or on account of the principal of [and premium, if any,] and interest [and any Additional Amounts] on such Security shall be made only to or to the order in writing of such holder, and such payment shall be valid and shall discharge the liability of the Issuer or the Fiscal Agent and any other agent of the Issuer or the Fiscal Agent on such Security to the extent of the sum or sums so paid.

        (3)   The registered holder of any Security shall be entitled to the payments of principal of [and premium, if any,] and interest [and any Additional Amounts] on such Security, free from all rights of set-off or counterclaim between the Issuer and the original or any intermediate holder thereof and all persons may act accordingly and a transferee of a Security shall, after the appropriate form of transfer is lodged with the Fiscal Agent or other agent of the Issuer or the Fiscal Agent for the purpose and upon compliance with all other conditions relating thereto required by this Agreement or by any conditions contained in such Security or by law, be entitled to be entered on the Register as the owner of such Security free from all rights of set-off or counterclaim between the Issuer and his transferor or any previous holder thereof, save in respect to rights of which the Issuer is required to take notice by statute or by order of a court of competent jurisdiction. Delivery to the Issuer by a holder of a Security or the receipt by such holder of the principal, [any premium,] interest [and any Additional Amounts] in respect of such Security shall be a valid discharge to the Issuer, the Guarantor and the Fiscal Agent which shall not be bound to inquire into the title of such holder, save as ordered by a court of competent jurisdiction or as required by statute.

        (4)   Where a Security is registered in more than one name, the principal [and premium, if any,] and interest [and any Additional Amounts] from time to time payable in respect thereof shall be paid to or to the order of all the joint holders thereof, failing written instructions to the contrary from all such joint holders, and such payment shall be a valid discharge to the Issuer, the Guarantor, the Fiscal Agent and any other agent of the Issuer, the Guarantor or the Fiscal Agent.

        (5)   In the case of the death of one or more joint holders, the principal of [and premium, if any,] and interest [and any Additional Amounts] on any Securities registered in their names may, notwithstanding subsection (2) of this Section 8, be paid to the survivor or survivors of such holders whose receipt therefor shall constitute a valid discharge to the Issuer, the Guarantor, the Fiscal Agent and any other agent of the Issuer, the Guarantor or the Fiscal Agent.

        9.    Cancellation of Securities

        All Certificated Securities that are presented for transfer pursuant to Section 4(1), all Securities that are presented for replacement, exchange or registration of transfer pursuant to Section 5 or repaid on maturity or redeemed or purchased shall upon such registration of transfer, replacement or exchange or upon payment being made, be cancelled by the Fiscal Agent. The Fiscal Agent shall, as soon as reasonably possible after the date of any such registration of transfer, replacement, exchange, redemption, purchase or payment, furnish the Issuer with a certificate or certificates stating (i) the serial numbers and total number of Securities so transferred, replaced, exchanged, redeemed, purchased or repaid and (ii) the amount, if any, paid in respect of such Securities. Unless otherwise instructed by the Issuer, the Fiscal Agent shall destroy the cancelled Securities in its possession in accordance with its customary procedure and provide the Issuer and the Guarantor with a destruction certificate duly signed by a representative of the Fiscal Agent.

        10.    Maturity, Redemption and Purchase

        (1)   Unless previously redeemed for tax reasons as provided in the terms and conditions of the Securities, or purchased, the principal amount of the Securities shall be due and payable on [                        ].

        [Add any redemption provisions]

        (2)   In accordance with the terms and conditions of the Securities, upon receipt of a notice of intention to redeem not less than 30 days nor more than 45 days prior to the date fixed for redemption, the Fiscal Agent shall cause to be given on behalf of the Issuer, in accordance with the provisions under "Notices" in the terms and conditions of the Securities, a notice of redemption stating: (i) the date fixed for redemption; (ii) the redemption price; (iii) if applicable, the place or places of surrender of the Securities to be redeemed; (iv) the CUSIP numbers, if any, of the Securities to be redeemed; and (v) that interest on the Securities to be redeemed shall cease to accrue on or after the date fixed for redemption thereof.

        (3)   The Issuer may, if not in default under the Securities, at any time purchase Securities in the open market, or by tender or by private contract at any price.

        11.    Financial Documents

        For so long as any of the Securities are outstanding, (i) the Issuer and the Guarantor agree to supply the Fiscal Agent, upon request, with printed copies of all documents required to be available by any stock exchange on which the Securities are for the time being listed; (ii) the Issuer agrees to supply the Fiscal Agent, upon request, with printed copies of the latest annual statements of income and retained earnings and balance sheet of the Issuer; and (iii) the Guarantor agrees to supply the Fiscal Agent, upon request, with printed copies of its latest consolidated financial statements and annual budget as soon as practicable after publication thereof, for inspection by holders of Securities at the principal corporate trust office of the Fiscal Agent in The City of New York. Notwithstanding anything herein contained, the obligations of the Issuer and the Guarantor under this Section 11 will terminate on such date as all amounts required to be paid to the Fiscal Agent by the Issuer or the Guarantor under this Agreement and all amounts required to be paid to the holders of Securities by the Issuer or the Guarantor under the Securities have been paid in full. The Fiscal Agent, subject to being provided with copies of the documents and reports referred to above, undertakes to make them available to holders of Securities at its principal corporate trust office in The City of New York during the term of the Securities. All financial documents of the Issuer and the Guarantor will also be made available on EDGAR through the Securities and Exchange Commission's website (http://www.sec.gov).

        12.    Fees

        The Issuer shall pay to the Fiscal Agent such fees for its services hereunder as are agreed separately in writing by the Issuer and the Fiscal Agent.

        13.    Further Reports

        The Fiscal Agent shall provide the Issuer and the Guarantor upon written request such information regarding the financial servicing of the Securities expressed in such form as the Issuer and the Guarantor may reasonably require. The Fiscal Agent shall transmit to the Issuer and the Guarantor promptly any notices or other communications addressed to the Issuer or the Guarantor in connection with the Securities, including any notice of any legal action or proceeding which may be brought against the Issuer or the Guarantor and of which the Fiscal Agent has knowledge.

        14.    Meetings of Holders of Securities

        (1)   The Fiscal Agent shall, on receipt of a written request of the Issuer or a written request signed in one or more counterparts by the holders of not less than 10% of the principal amount of the Securities then outstanding and upon being indemnified to its reasonable satisfaction by the Issuer or the holders of Securities signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the holders of Securities for any lawful purpose affecting their interests. If the Fiscal Agent fails to give notice convening such meeting within 30 days after receipt of such request and indemnity, the Issuer or such holders of Securities, as the case may be, may convene such meeting. Every such meeting shall be held in The City of New York or such other place as may be approved or determined by the Fiscal Agent.

        (2)   At least 21 days' notice of any meeting shall be given to the holders of Certificated Securities in the manner provided pursuant to the provisions under "Notices" in the terms and conditions of the Securities and a copy thereof shall be sent by post to the Fiscal Agent unless the meeting has been called by it, and to the Issuer, unless the meeting has been called by the Issuer, and to the Guarantor. Such notice shall state the day, time, place and purpose of the meeting and the general nature of the business to be transacted thereat, and shall include a statement to the effect that, prior to 48 hours prior to the time fixed for the meeting, (i) in the limited circumstances in which Certificated Securities have been issued, those holders of Certificated Securities who deposit such Securities with the Fiscal Agent or any other person authorized for such purpose by the Fiscal Agent or the Issuer or (ii) in the case of Securities being represented by the Global Securities, those persons recorded in the Register, shall be entitled to obtain voting certificates for appointing proxies, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed at such meeting or any other provisions.

        (3)   A holder of Securities may appoint any person by instrument in writing as the holder's proxy in respect of a meeting of the holders of Securities or any adjournment of such meeting, and such proxy shall have all rights of the holder of Securities in respect of such meeting. All notices of meetings shall contain a requirement that the Clearing Systems must notify Clearing Systems participants and, if known, beneficial owners of Securities of the meeting in accordance with procedures established from time to time by the Clearing Systems. The registered holders of Securities shall seek voting instructions on the matters to be raised at such meeting from the Clearing Systems participants or, if known, from the beneficial owners of Securities in accordance with the applicable procedure of the Clearing Systems. For greater certainty, it is acknowledged that none of the Issuer, the Fiscal Agent, any clearing agency or any intermediary or participant shall be required to comply with the time limits set out in the applicable procedure of the Clearing Systems but shall use all reasonable efforts to otherwise comply with such procedure and attempt to provide non-registered holders of Securities with meeting materials and voting rights as if such non-registered holders of Securities were registered holders thereof.

        (4)   Some person, who need not be a holder of Securities, nominated in writing by the Fiscal Agent shall be chairman of the meeting and if no person is so nominated or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the holders of Securities present in person or by proxy shall choose some person present to be chairman, and, failing such choice, the Issuer may appoint a chairman.

        (5)   At a meeting of holders of Securities, a quorum shall consist of two or more holders of Securities present in person or by proxy who represent at least a majority in aggregate principal amount of the Securities at the time outstanding. If a quorum of the holders of Securities shall not be present within one-half hour after the time fixed for holding any meeting, the meeting, if convened by or at the request of holders of Securities, shall be dissolved, but if otherwise convened the meeting shall stand adjourned without notice to the same day in the next week (unless such day is not a business day in the place where the meeting is to take place in which case it shall stand adjourned until the next such business day following thereafter) at the same time and place unless the chairman shall appoint some other place, day or time of which not less than seven days' notice shall be given in the manner provided above. At any adjourned meeting called by the Issuer or the Fiscal Agent two or more holders of Securities present in person or by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent at least a majority in aggregate principal amount of the Securities then outstanding.

        (6)   The chairman of any meeting at which a quorum of the holders of Securities is present may, with the consent of the holder(s) of a majority in aggregate principal amount of the Securities represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

        (7)   Every motion or question submitted to a meeting shall be decided by Extraordinary Resolution (as hereinafter defined) and in the first place by the votes given on a show of hands. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive of the fact. On any question submitted to a meeting when ordered by the chairman or demanded by a show of hands by one or more holders of Securities acting in person or by proxy and holding at least 2% in aggregate principal amount of the Securities then outstanding, a poll shall be taken in such manner as the chairman shall direct.

        (8)   On a poll each holder of Securities present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each U.S.$1,000 principal amount of Securities then held by such holder. A proxy need not be a holder of Securities. In the case of Securities held jointly, any one of the joint holders present in person or by proxy may vote in the absence of the other or others; but in case more than one of them be present in person or by proxy, only one of them may vote in respect of each U.S.$1,000 principal amount of Securities of which they are joint holders.

        (9)   The Issuer, the Guarantor and the Fiscal Agent by their respective officers, directors and representatives, and the legal advisors of the Issuer, the Guarantor and the Fiscal Agent may attend any meeting of the holders of Securities, but shall have no vote as such.

        (10) Subject to Section 16, in addition to all other powers conferred upon them by any other provision of this Agreement or by law, holders of Securities at a meeting shall have the following powers, any one or combination of which may be exercised from time to time by Extraordinary Resolution:

  (a)
  power to confirm any modification or amendment of this Agreement or the terms and conditions of the Securities proposed by the Issuer;

  (b)
  power to direct or authorize the Fiscal Agent to exercise any power, right, remedy or authority given to it by this Agreement or the Securities in any manner specified in such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

  (c)
  power to waive and direct the Fiscal Agent to waive any default on the part of the Issuer in complying with any provisions of this Agreement or the Securities or to waive and direct the Fiscal Agent to waive future compliance with any provision or provisions of this Agreement or the Securities; and

  (d)
  power to repeal, modify or amend any Extraordinary Resolution previously passed by the holders of Securities.

        Provided however, that no such modification nor amendment to this Agreement or to the terms and conditions of the Securities or any other action taken may, without the consent of the holder of each such Security affected thereby: (a) change the stated maturity or interest payment date of any such Security; (b) reduce the principal amount of or rate of interest on any such Security; (c) change the currency of payment of any such Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to such Security or the Guarantee; (e) reduce the percentage of the holders of Securities necessary to modify or amend this Agreement or the terms and conditions of the Securities or reduce the percentage of votes required for the taking of action or the quorum required at any meeting of holders of Securities; or (f) reduce the percentage of outstanding Securities necessary to waive any future compliance or past default.

        (11) All actions that may be taken and all powers that may be exercised by the holders of Securities at a meeting held as hereinbefore provided may also be taken and exercised by the holders of not less than 66 2/3% of the aggregate principal amount of the Securities at the time outstanding by an instrument in writing signed in one or more counterparts and the expression "Extraordinary Resolution" when used in this Agreement shall include an instrument so signed.

        (12) The term "Extraordinary Resolution" means a resolution proposed to be passed at a meeting of holders of Securities duly convened for the purpose and held in accordance with the provisions of this Agreement and passed by the affirmative vote of the holders of not less than 66 2/3% of the aggregate principal amount of the Securities represented at the meeting in person or by proxy or as an instrument in writing signed by the holders of not less than 66 2/3% in principal amount of the outstanding Securities.

        (13) Minutes of all resolutions and proceedings at every meeting of holders of Securities held in accordance with the provisions of this Agreement shall be made and entered in books to be from time to time provided for that purpose by the Fiscal Agent at the expense of the Issuer and any such minutes, if signed by the chairman of the meeting at which such resolutions were passed or proceedings taken, or by the chairman of the next succeeding meeting of the holders of Securities, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed and proceedings taken thereat to have been duly passed and taken.

        (14) Every Extraordinary Resolution passed in accordance with the provisions of this Agreement at a meeting of holders of Securities shall be binding upon all the holders of Securities, whether present at or absent from such meeting, and every instrument in writing signed by holders of Securities in accordance with Section 14(11) shall be binding upon all the holders of Securities (whether or not a signatory). Subject to the provisions for its indemnity herein contained, the Fiscal Agent shall be bound to give effect accordingly to every such Extraordinary Resolution.

        (15) The Fiscal Agent, or the Issuer with the approval of the Fiscal Agent, may from time to time make and from time to time vary such regulations as it shall from time to time deem fit:

  (a)
  for the deposit of instruments appointing proxies at such place as the Fiscal Agent, the Issuer or the holders of Securities convening a meeting, as the case may be, may in the notice convening such meeting direct;

  (b)
  for the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, cabled or sent by any other means of recorded communication before the meeting to the Issuer or to the Fiscal Agent at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

        Any regulation so made shall be binding and effective and votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be entitled to vote at a meeting of holders of Securities shall be the holders thereof or their duly appointed proxies.

        (16) The powers and any combination of the powers in this Agreement stated to be exercisable by the holders of Securities by Extraordinary Resolution may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the holders of Securities to exercise such power or powers or combination of powers then or any power or powers or combination of powers thereafter from time to time.

        15.    Indemnification

        (1)   The Issuer and the Guarantor agree solidarily to indemnify and hold harmless the Fiscal Agent against all claims, actions, demands, damages, costs and losses arising out of or relating to the Fiscal Agent's duties as fiscal agent, registrar, transfer agent and principal paying agent for the Issuer with respect to the Securities, except such as may result from the Fiscal Agent's gross negligence, willful misconduct or bad faith or that of its directors, officers, employees or representatives.

        (2)   This Section 15 shall survive the payment in full of all obligations of the Securities, whether by redemption, repayment or otherwise.

        16.    Amendments

        This Agreement and the Securities may be amended by the Issuer, the Guarantor and the Fiscal Agent without notice to or the consent of the holders of Securities, for any one or more of the following purposes: (i) curing any ambiguity; (ii) curing, correcting or supplementing any defective provisions contained herein or therein; (iii) effecting the issue of further Securities of the Issuer pursuant to Section 19; or (iv) in any other manner in which the Issuer and the Guarantor, acting on the advice of independent counsel, may deem necessary or desirable and which will not be inconsistent with this Agreement or the Securities and which in the reasonable opinion of the Issuer and the Guarantor, on the one hand, and the Fiscal Agent upon receiving an opinion of counsel of the Issuer and the Guarantor satisfactory to the Fiscal Agent, on the other hand, will not adversely affect the interests of the holders of Securities.

        17.    The Fiscal Agent

        (1)   Subject to Section 7(3), in acting under this Agreement and in connection with the Securities, the Fiscal Agent is acting solely as agent of the Issuer and does not assume any obligation or relationship of agency or trust with any of the holders of Securities, except that all amounts received and held by the Fiscal Agent for payment in respect of the Securities shall be held in trust for the holders of Securities in a separate account or accounts for payment to the holders of Securities.

        (2)   The Fiscal Agent shall incur no liability hereunder except for loss sustained by reason of its gross negligence, willful misconduct or bad faith, or that of its directors, officers, employees or representatives.

        (3)   The Fiscal Agent shall be protected and shall incur no liability for action taken or not taken, or suffered to be taken or not taken, with respect to all legal matters upon which it has received advice from counsel in good faith and in accordance with the opinions and advice of such counsel.

        (4)   The Fiscal Agent and its officers, directors and employees may become the owners of, or acquire an interest in, any Securities, with the same rights that it or they would have if the Fiscal Agent were not acting as agent hereunder, and may engage or be interested in any financial or other transaction with the Issuer, and may act on behalf of, or as a depositary, trustee or agent for, any committee or body of holders of Securities or holders of other obligations of the Issuer as freely as if the Fiscal Agent were not acting as agent hereunder.

        (5)   The Fiscal Agent may rely and shall be protected in acting upon any Order in Council, by-law, resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, telegram, telecopier or other paper or document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties and in particular, may rely and shall be protected in acting on the basis of any such notice which is given in accordance with the provisions hereof.

        (6)   In no event shall the Fiscal Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Fiscal Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

        18.    Resignation or Replacement of Fiscal Agent

        (1)   The Issuer agrees that there shall at all times be a fiscal agent, registrar, transfer agent and principal paying agent hereunder until the earlier of (i) there being no Securities outstanding, or (ii) the Issuer having established to the satisfaction of the Fiscal Agent that the Issuer may avail itself of defenses under all relevant laws for the prescription of actions in respect of any outstanding Securities.

        (2)   The Fiscal Agent may resign at any time by sending at least thirty days' written notice by registered mail to the Issuer and the Guarantor. Upon receipt of such notice, the Issuer shall appoint another financial institution or institutions as successor fiscal agent, registrar, transfer agent and principal paying agent under this Agreement. Subject to the provisions hereof, the Issuer may terminate the appointment of the Fiscal Agent as fiscal agent, registrar, transfer agent and principal paying agent and appoint another financial institution or institutions as successor fiscal agent, registrar, transfer agent and principal paying agent under this Agreement provided that it gives the Fiscal Agent not less than 30 days' written notice of termination. Neither the resignation nor the termination of the appointment of the Fiscal Agent as fiscal agent, registrar, transfer agent and principal paying agent shall take effect until the appointment of the successor fiscal agent, registrar, transfer agent and principal paying agent becomes effective. On the effective date of the resignation of the Fiscal Agent or of the termination of its appointment as fiscal agent, registrar, transfer agent and principal paying agent, the Fiscal Agent shall deliver to the successor fiscal agent, registrar, transfer agent and principal paying agent all funds of the Issuer then held by it and the Issuer shall pay to the Fiscal Agent all amounts owed by the Issuer to the Fiscal Agent pursuant to this Agreement up to the said effective date.

        (3)   If the Fiscal Agent shall be adjudged a bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing of its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed or if any public officer shall have taken charge or control of it or of its property or affairs, for the purposes of rehabilitation, conservation or liquidation, a successor fiscal agent, registrar, transfer agent and principal paying agent shall be appointed by the Issuer. Upon such an appointment of a successor fiscal agent, registrar, transfer agent and principal paying agent, the Fiscal Agent shall cease to be a fiscal agent, registrar, transfer agent and principal paying agent hereunder whether or not notice of such termination shall have been given. If no successor fiscal agent, registrar, transfer agent and principal paying agent shall have been appointed by the Issuer, any holder of a Security, on behalf of itself and all other holders of Securities, or the Fiscal Agent, may petition any court of competent jurisdiction for the appointment of a successor fiscal agent, registrar, transfer agent and principal paying agent.

        19.    Further Issues

        The Issuer may from time to time, without the consent of the holders of Securities, create and issue further securities ranking equally with the Securities in all respects (or in all respects save for the first payment of interest thereon) and such further securities shall be consolidated and form a single series with the Securities. Any further securities forming a single series with the outstanding Securities shall be issued with the benefit of and subject to an agreement supplemental to this Agreement.

        20.    Notices

        Any notice pursuant to this Agreement shall be deemed to have been duly given upon the dispatch of such notice by registered mail or telecopier (to be confirmed in writing by registered mail), addressed to the Issuer, the Guarantor or the Fiscal Agent as follows:

  (a)
  to the Issuer:

    Financement-Québec
    Ministère des Finances
    Direction de l'émission des emprunts
    12, rue Saint-Louis
    Québec, Québec
    Canada G1R 5L3
    Attention: Le président — directeur général
    Tel.: (418) 643-8141
    Fax: (418) 643-4700

    with copy to the Guarantor

  (b)
  to the Guarantor:

    Ministère des Finances
    Direction de l'émission des emprunts
    12, rue Saint-Louis
    Québec, Québec
    Canada G1R 5L3
    Attention: Le directeur
    Tel.: (418) 643-8141
    Fax: (418) 643-4700

  (c)
  to the Fiscal Agent:

    JPMorgan Chase Bank
    4 New York Plaza, 15th Floor
    New York, New York 10004
    Attention: Institutional Trust Services
    Tel.: (212) 623-5248
    Fax: (212) 623-6216

or to any other address or number of which either of the parties shall have notified the other in writing in accordance with this provision.

        21.    Applicable Law

        This Agreement shall be governed by and interpreted in accordance with the laws of Québec and the laws of Canada applicable therein.

        Nothing herein contained shall affect the right to serve process on the Issuer or the Guarantor in any manner permitted by law. The Issuer and the Guarantor hereby irrevocably consent to the fullest extent permitted by law to the giving of any relief including, without limitation, the making, enforcement or execution against any property of any order or judgment made or given in connection with any proceedings arising out of or in connection with this Agreement.

        22.    Successors

        This Agreement shall extend to and enure to the benefit of and be binding upon the Issuer, the Guarantor and the Fiscal Agent and their respective successors and assigns.

        23.    Counterparts

        This Agreement may be executed in separate counterparts, and each such counterpart, when so executed and delivered, shall be deemed to be an original. Such counterparts shall together constitute one and the same agreement.

        Executed in The City of New York as of [                        ].

FINANCEMENT-QUÉBEC

By:
Name: Title:
QUÉBEC

By:
Name: Title:
JPMORGAN CHASE BANK, as Fiscal Agent

By:
Name: Title:

SCHEDULE A
FORM OF GLOBAL SECURITY

        Unless this security is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Financement-Québec or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

SECURITY NO.
CUSIP [                        ]
FINANCEMENT-QUÉBEC
[    ]% [                        ] SERIES [    ] DUE [                        ]
GUARANTEED UNCONDITIONALLY BY QUÉBEC

        This global security, registered in the name of Cede & Co., as nominee of DTC (the "Global Security"), is a permanent global security in respect of the duly authorized issue of securities referred to above (the "Securities") of Financement-Québec, payment of which is unconditionally guaranteed pursuant to the guarantee given by Québec (the "Guarantee"), as guarantor (the "Guarantor"), and is issued subject to a Fiscal Agency Agreement, dated as of [                        ], among Financement-Québec, the Guarantor, and JPMorgan Chase Bank, New York, as fiscal agent, registrar, transfer agent and principal paying agent (the "Fiscal Agent" which term includes any successor fiscal agent, registrar, transfer agent and principal paying agent under the Fiscal Agency Agreement) as such agreement may be supplemented or amended, as the case may be (the "Fiscal Agency Agreement"). This Global Security also represents any further securities which Financement-Québec may issue, from time to time, pursuant to Section 19 of the Fiscal Agency Agreement. In the event such further securities are issued, the word "Securities" as defined above shall be deemed to also refer to such further securities.

        This Global Security and all the rights of the holder hereof are expressly subject to the Fiscal Agency Agreement, and this Global Security and the Fiscal Agency Agreement constitute a contract to all of the terms and conditions of which the holder by acceptance hereof assents, is bound by and is deemed to have notice. All defined terms unless defined herein have the meaning ascribed to them in the Fiscal Agency Agreement. Copies of the Fiscal Agency Agreement are available for inspection at the principal office of the Fiscal Agent.

        This is a fully registered Global Security without coupons attached. In certain limited circumstances, as described in Section 5 of the Fiscal Agency Agreement, it is exchangeable in whole or in part, at the office of the Fiscal Agent, for Certificated Securities.

        FOR VALUE RECEIVED, Financement-Québec hereby promises to pay to Cede & Co. or its registered assigns in the manner hereinafter mentioned on [                        ] (or on such earlier date as the Principal Amount (as hereinafter defined) may become payable in accordance with the terms hereof) the principal sum set forth in Schedule I hereto from time to time (the "Principal Amount") in lawful money of the United States of America, on presentation and surrender of this Global Security, and to pay interest in arrears on the said Principal Amount at the rate of [    ]% per annum, from [                        ], or from the most recent Interest Payment Date to which interest has been paid or duly provided for, in two equal semi-annual installments on [                        ] and [                        ] in each year (each an "Interest Payment Date"), commencing [                        ], until the Principal Amount is paid in full or duly made available for payment, [in each case together with such further sum, if any, as may be payable by way of Additional Amounts in accordance with the provisions set forth herein] and should Financement-Québec at any time default in the payment of any of the Principal Amount of [or premium, if any,] or interest on this Global Security [or any Additional Amounts], to pay interest on the amount in default (before as well as after judgment) at the same rate, in like money, on the same dates. [References herein to principal [, premium, if any,] and interest in respect of this Global Security or the Securities shall be deemed also to refer to any Additional Amounts which may be payable concurrently therewith, unless the context otherwise requires.] Interest will cease to accrue on this Global Security on [                        ] (or on such earlier date as the Principal Amount may become payable in accordance with the terms hereof) unless, upon due presentation of this Global Security, payment of the Principal Amount [or any] [premium or] [Additional Amounts] is improperly withheld or refused.

        This Global Security shall not become valid and obligatory for any purpose unless and until this Global Security has been authenticated by the Fiscal Agent or its authorized representative.

TERMS AND CONDITIONS

Status of the Securities and the Guarantee

        The Securities will be direct, unsecured and unconditional obligations of Financement-Québec. The Securities will rank equally among themselves and with all other unsecured debt securities issued by Financement-Québec and outstanding at the date hereof or in the future.

        The Guarantor will unconditionally guarantee the due and punctual payment of the principal of [and premium, if any,] and interest [and any Additional Amounts] on the Securities upon default in payment by Financement-Québec, when and as the same shall respectively become due and payable, whether at maturity, by acceleration or

2

otherwise. The Guarantee will be endorsed on the certificates representing the Securities. The Guarantee will be a direct, unconditional and unsecured obligation of the Guarantor and will rank equally in right of payment with all other unsecured obligations for borrowed money of the Guarantor outstanding at the date hereof or in the future.

Form, Denomination and Registration

        This Global Security is registered in the name of of Cede & Co., as a nominee of DTC. This Global Security is exchangeable for Securities registered in the name of a person other than DTC or its nominee only in the limited circumstances hereinafter described under "Certificated Securities". Unless and until it is exchanged in whole or in part for Certificated Securities, this Global Security may not be transferred, except as a whole, by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

        The Securities will only be sold in denominations of U.S.$1,000 or integral multiples thereof.

        The Fiscal Agent will be responsible for (i) maintaining a record of the aggregate holdings of Securities; (ii) ensuring that payments of principal [, premium] and interest in respect of the Securities received by the Fiscal Agent from Financement-Québec are duly credited to DTC; and (iii) transmitting to Financement-Québec any notices from registered holders of Securities. The Fiscal Agent will not impose any fees in respect of the Securities, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Securities. However, owners of beneficial interests in Securities may incur fees payable in respect of the maintenance and operation of the book-entry accounts in which such Securities are held with DTC.

Certificated Securities

        If DTC (i) notifies Financement-Québec that it is unwilling or unable to continue as depositary in connection with the Global Securities or (ii) ceases to be a clearing agency registered under the United States Securities Exchange Act of 1934 at a time when it is required to be and a successor depositary is not appointed by Financement-Québec within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, then Financement-Québec will issue or cause to be issued Securities represented by fully registered individual certificates (the "Certificated Securities"), with the Guarantee endorsed thereon, upon registration of, transfer of or exchange for the Global Securities.

        Financement-Québec may also at any time and in its sole discretion notify the Fiscal Agent that all of the Securities represented by a Global Security will be exchanged for Certificated Securities, with the Guarantee endorsed thereon, upon registration of, transfer of or exchange for the Global Securities, and, in such event, will issue or cause to be issued Certificated Securities upon registration of, transfer of or exchange for the Global Securities. Upon request by one or more owners of beneficial interests in the

3

Global Security, after an event of default entitling the holders to accelerate the maturity of the Securities represented by such Global Security has occurred and is continuing for the exchange of the Global Securities for Certificated Securities, Financement-Québec shall issue or cause to be issued the Certificated Securities, with the Guarantee endorsed thereon, upon registration of, transfer of or exchange for Securities represented by the Global Securities. [In the event Securities represented by such Certificated Securities are issued and for so long as the Securities are listed on the Luxembourg Stock Exchange, and the rules of the Luxembourg Stock Exchange so require, Financement-Québec will appoint and maintain a transfer agent in Luxembourg. A publication will be made in accordance with "Notices" below describing how payments on such Certificated Securities will be made.]

Interest

        The Securities will bear interest from [                        ] at a rate of [    ]% per annum, payable in two equal semi-annual installments, in arrears on [                        ] and [                        ]cfn>. Interest on the Securities will cease to accrue on the date fixed for redemption or repayment unless, upon due presentation of the Securities, payment of principal [or premium, if any,] is improperly withheld or refused.

        Whenever it is necessary to compute any amount of interest in respect of the Securities, other than with respect to regular semi-annual payments, such interest shall be calculated on the basis of a 360-day year of twelve 30-day months. The rate of interest specified in the Securities is a nominal rate and all interest payments and computations are to be made without allowances or deductions for deemed reinvestment.

        For purposes of disclosure pursuant to the Interest Act (Canada), the rate of interest payable on any basis other than a full calendar year may be determined by multiplying the applicable annual interest rate by a fraction the numerator of which is the actual number of days in the period for which interest is payable and the denominator of which is 365 days or 366 days, as the case may be.

Payments

        Principal of [and premium, if any] and interest [and any Additional Amounts (as defined below under "Payment of Additional Amounts")] on the Securities are payable by Financement-Québec in lawful money of the United States of America ("U.S. dollars") to the person registered on the relevant record date in the register held by the Fiscal Agent. The Fiscal Agent will act as Financement-Québec's principal paying agent for the Securities pursuant to the Fiscal Agency Agreement.

        If any date for payment to the registered holder hereof is not a Business Day in the applicable place of payment, such registered holder shall not be entitled to payment until the next following Business Day, and no further interest shall be paid in respect of the delay in such payment. In this paragraph "Business Day" means a day on which banking institutions in The City of New York and in any other applicable place of payment are not authorized or obligated by law or executive order to be closed.

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Record Date

        The record date for purposes of payments of principal [and premium, if any,] and interest [and any Additional Amounts] on the Securities will be as of 5:00 p.m., New York City time, on the fourteenth calendar day preceding the maturity date or interest payment date, as applicable.

[Payment of Additional Amounts

        The principal of [and premium, if any,] and interest on the Securities will be paid to any holder, who as to Canada or any province, political subdivision or taxing authority therein or thereof is a non-resident, without deduction for or on account of any present taxes or duties of whatsoever nature, imposed or levied by or within Canada, or any province, political subdivision or taxing authority therein or thereof. If as a result of any change in, or amendment to, or in the official application of, the laws of Canada or the regulations of any taxing authority therein or thereof or any change in, or in the official application of, or execution of, or amendment to, any treaty or treaties affecting taxation to which Canada is a party, Financement-Québec or the Guarantor shall be required to withhold any taxes or duties from any payments due respectively under the Securities or the Guarantee, Financement-Québec (in the case of the Securities) or the Guarantor in the case of the Guarantee) will pay such additional amounts (the "Additional Amounts") as may be necessary in order that every net payment of the principal of [and premium, if any] and interest on the Securities to any such holder will be not less than the amount provided for in the Securities. Financement-Québec or the Guarantor, as the case may be, shall not, however, be obligated to pay such Additional Amounts on account of any such taxes or duties to which any holder is subject otherwise than by reason of his ownership of Securities or the receipt of income therefrom or which become payable as a result of any Security being presented for payment on a date more than ten days after the date on which the same becomes due and payable, or the date on which payment thereof is duly provided for, whichever is later. [In addition, neither Financement-Québec nor the Guarantor shall be obligated to pay any Additional Amounts where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such Directive or presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Security to another Paying Agent in a Member State of the European Union.]

Maturity, Redemption and Purchases

        Unless previously redeemed as provided below, or purchased, the principal amount of the Securities shall be due and payable on [                        ].

        [Add any redemption provisions]

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        [If as a result of any change in, or amendment to, or in the official application of, the laws of Canada or the regulations of any taxing authority therein or thereof (other than Québec) or any change in, or in the official application of, or execution of, or amendment to, any treaty or treaties affecting taxation to which Canada is a party, which change or amendment shall have become effective after [                        ], it is determined by Financement-Québec or the Guarantor that Financement-Québec or the Guarantor, as the case may be, would be required at, or at any time prior to, maturity of the Securities to pay Additional Amounts as hereinabove described, the Securities may be redeemed in whole but not in part at the option of Financement-Québec on not less than 30 days' nor more than 45 days' published notice in accordance with the provisions set forth below under "Notices", at the Principal Amount thereof together with accrued interest.]

        Financement-Québec may at any time purchase Securities in any manner and at any price.

Events of Default

        In the event that (a) Financement-Québec or the Guarantor shall default in the payment of the principal of [or premium, if any,] or interest [or any Additional Amounts] on the Securities, as the same shall become due and payable, and such default shall continue for a period of 45 days or (b) default shall be made in the due performance or observance by Financement-Québec or the Guarantor of any covenant or agreement contained in the Securities, other than the payment of principal, [premium,] interest [or Additional Amounts], or in the Fiscal Agency Agreement, and such default shall continue for a period of 60 days or (c) Financement-Québec or the Guarantor shall default in the payment of any principal of [or premium, if any,] or interest [or any Additional Amounts] on any indebtedness (direct or under a guarantee) for borrowed money, other than the Securities, as the same shall become due and payable, and such default shall continue for a period of 45 days, provided that the foregoing shall not be taken into account so long as the aggregate principal amount of all such indebtedness (direct or under a guarantee) for borrowed money with respect to which the foregoing has occurred does not exceed U.S.$50,000,000 (or its equivalent in other currencies), then at any time thereafter and during continuance of such default the registered holder of any Security (or its proxy) may deliver or cause to be delivered to Financement-Québec and the Guarantor a written notice that such registered holder elects to declare the principal amount of the Securities held by him (the serial number or numbers of the Securities which represent such Securities and the principal amount of the Securities owned by him and the subject of such declaration being set forth in such notice) to be due and payable and, in the cases falling within either (a) or (c) above, on the 15th day after delivery of such notice, or, in the cases falling within (b) above, on the 30th day after delivery of such notice, the principal of the Securities referred to in such notice plus accrued interest thereon shall become due and payable, unless prior to that time all such defaults theretofore existing shall have been cured.

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Notices

        All notices to the holders of Securities will be published in English [in London, England in The Financial Times, in Luxembourg in the Luxembourger Wort (as long as the Securities are listed on the Luxembourg Stock Exchange,] in New York, New York in The Wall Street Journal and in Toronto, Ontario, in The Globe & Mail and in French in Montréal, Québec, in La Presse. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper, or, if in Québec, a French language newspaper, with general circulation in the respective market regions as Financement-Québec, with the approval of the Fiscal Agent, shall determine. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made.

Further Issues

        Financement-Québec may from time to time without the consent of any holder of Securities create and issue further securities ranking equally in all respects (or in all respects save for the first payment of interest thereon) and such further securities shall be consolidated and form a single series with the outstanding Securities. Any further securities forming a single series with the outstanding Securities shall be issued with the benefit of, and subject to, an agreement supplemental to the Fiscal Agency Agreement.

Prescription

        Under current Québec law, Financement-Québec's obligation to make any payment on the Securities represented by this Global Security shall be extinguished three years after the date such payment is due unless such right to payment is judicially exercised prior to the expiration of such three-year period.

Modification

        The Fiscal Agency Agreement and the Securities may be amended by Financement-Québec, the Guarantor and the Fiscal Agent without notice to, or the consent of, the holder of any Security, for the purpose of (i) curing any ambiguity; (ii) curing, correcting or supplementing any defective provisions contained therein; (iii) effecting the issue of further securities as described above under "Further Issues"; or (iv) in any other manner in which Financement-Québec and the Guarantor, acting on the advice of independent counsel, may deem necessary or desirable and which will not be inconsistent with this Agreement or the Securities and which in the reasonable opinion of Financement-Québec and the Guarantor, on the one hand, and the Fiscal Agent upon receiving an opinion of counsel satisfactory to the Fiscal Agent, on the other hand, will not adversely affect the interests of the holders of Securities.

        The Fiscal Agency Agreement contains provisions for convening meetings of registered holders of Securities to modify or amend by Extraordinary Resolution (as defined in the Fiscal Agency Agreement) the Fiscal Agency Agreement (except as provided in the immediately preceding paragraph) and the Securities (including the terms and

7

conditions thereof) or waive future compliance therewith or past default thereon by Financement-Québec. An Extraordinary Resolution duly passed at any such meeting shall be binding on all holders of Securities, whether present or not; provided, however, that no such modification or amendment to the Fiscal Agency Agreement or to the terms and conditions of the Securities may, without the consent of the holder of each such Security affected thereby: (a) change the stated maturity or the interest payment date of any such Security; (b) reduce the principal amount of or rate of interest on any such Security; (c) change the currency of payment of any such Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to such Security or the Guarantee; (e) reduce the percentage of the holders of Securities necessary to modify or amend the Fiscal Agency Agreement or the terms and conditions of the Securities or reduce the percentage of votes required for the taking of action or the quorum required at any meeting of holders of Securities; or (f) reduce the percentage of outstanding Securities necessary to waive any future compliance or past default.

Governing Law

        The Fiscal Agency Agreement and the Securities shall be construed in accordance with, and governed by, the laws of Québec and the laws of Canada applicable therein.

        Each of Financement-Québec and the Guarantor irrevocably consents to the fullest extent permitted by law to the giving of any relief (including, without limitation, the making, enforcement or execution against any property of any order or judgment) made or given in connection with any proceedings arising out of or in connection with the Fiscal Agency Agreement, the Securities and the Guarantee.

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Executed in The City of New York as of [                        ].

FINANCEMENT-QUÉBEC

By:
Name: Title:
Authenticated by: JPMORGAN CHASE BANK, as Fiscal Agent

By:
Name: Title:

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GUARANTEE BY QUÉBEC

        By virtue of the powers conferred by the Parlement du Québec and of the authorization of the Gouvernement du Québec under Order in Council No [                        ] dated [                        ], adopted by the Gouvernement du Québec, as such Order in Council may be further amended or replaced, Québec hereby irrevocably and unconditionally guarantees to the holder of the Global Security to which this guarantee is attached and pledges its full faith and credit for the due and punctual payment of the principal of said Global Security and [premium, if any, and] the interest [and any Additional Amounts] thereon upon default in payment by Financement-Québec, as and when the same shall respectively become due and payable (without taking into account any applicable grace period or notice period set out in the terms and conditions of the Securities), whether at stated maturity, upon previous call for redemption or by acceleration or otherwise; and Québec hereby expressly waives the benefits of discussion and division and any notice, protest, demand or previous claim.

        This Guarantee shall be construed in accordance with, and governed by, the laws of Québec and the laws of Canada applicable therein.

        Québec irrevocably consents to the fullest extent permitted by law to the giving of any relief (including, without limitation, the making or enforcement of any order or judgment) made or given in connection with any proceedings arising out of or in connection with this Guarantee.

        Executed in The City of New York as of [                        ].

QUÉBEC

By:
Name: Title:

SCHEDULE TO THE GLOBAL SECURITY
NO. [    ]
FINANCEMENT-QUÉBEC
[    ]% [                        ] SERIES [    ] DUE [                        ]

Initial Principal Amount	Additional Principal Amount	Aggregate Principal Amount	Authorization
U.S.$	U.S.$	U.S.$
	U.S.$	U.S.$
	U.S.$	U.S.$

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  Exhibit 4.1